Exhibit 99.1

FOR IMMEDIATE RELEASE -

For More Information Contact:

Hector Alonso, Chief Financial Officer
Facundo Castro, Investor Relations
Impsat Fiber Networks, Inc.
Tel: 54.11.5170.3700
www.impsat.com
or
John McInerney/ Robin Weinberg
Citigate Financial Intelligence
Tel: 201.499.3567

IMPSAT ANNOUNCES THIRD QUARTER 2003 RESULTS

(November 20, 2003 – Buenos Aires, Argentina) – IMPSAT Fiber Networks, Inc. (“Impsat” or the “Company”), a leading provider of integrated broadband data, Internet and voice telecommunications services in Latin America, announced its results for the third quarter of 2003. All figures are in U.S. dollars.

THIRD QUARTER 2003 HIGHLIGHTS

•	Net revenues remained stable and totaled $56.4 million for the third quarter of 2003.

•	EBITDA totaled $11.1 million for the third quarter of 2003, as compared to $7.4 million for the second quarter of 2003. For the nine months ended September 30, 2003, EBITDA was $32 million, a 5% increase over EBITDA for the corresponding period of 2002.

•	The Company expects EBITDA for the full year 2003 to be in the range of $36 to $40 million.

•	For the nine months ended September 30, 2003, operating expenses totaled $161.2 million, a decrease of 17% from the same period during 2002.

•	Available cash, cash equivalents and trading investments at September 30, 2003 totaled $64.6 million, an increase of $9 million from December 31, 2002.

•	Total debt was reduced during the third quarter of 2003 by $2.8 million to $257.5 million at September 30, 2003, primarily due to principal repayments.

•	Operating activities provided $11.2 million of additional cash during the first nine months of 2003 as compared with the same period of 2002.

THIRD QUARTER 2003 RESULTS

Overview

The Company is pleased to report the result of its operations for the third quarter of 2003.

Net revenues for the third quarter of 2003 totaled $56.4 million, a 2% increase over net revenues for third quarter of 2002. Net revenues for the nine months ending September 30, 2003 amounted to $168.9.

Operating expenses for the third quarter of 2003 totaled $50.2 million, a 17% decrease compared to operating expenses for the same period in 2002. For the nine months ended September 30, 2003, operating expenses decreased by $33 million or 17% from the same period in 2002.

Commenting on the Company’s results, Chief Executive Officer Ricardo Verdaguer, said: “We are very pleased with the performance of the Company during the third quarter of 2003. Our improved operational and financial results reflect our efforts to deliver value to our customers and shareholders. We believe our performance since we completed our financial restructuring has positioned us to continue to improve for the remainder of 2003 and into 2004.”

Revenues

Total net revenues for the three and nine months ended September 30, 2003 equaled $56.4 million and $168.9 million. This compares to total net revenues of $55.3 million and $177.1 million for the corresponding periods in 2002. Our total net revenues for the three months ended June 30, 2003 also totaled $56.4 million. The increase in our net revenues during the third quarter of 2003 compared to the same period in 2002 was principally due to the relative appreciation of the Argentine peso and the Brazilian real during the third quarter in 2003 as compared to the same quarter in 2002.

Broadband and satellite revenues totaled $123.9 million and represented 73% of total net revenues from services during the first nine months of 2003. During the same period of 2002, Broadband and satellite revenues totaled $133.1 million. This decrease is the result of lower satellite-based service volume and carriers.

Internet revenues decreased 2% as compared to the same quarter of 2002 principally due to competition and pricing pressure.

Telephony revenues have grown for the last four quarters. Our telephony services revenues increased by 66% as compared to the third quarter of 2002 and 5% as compared to the second quarter of 2003, due to increased delivery of switched voice services to corporate customers.

Revenues from value added services increased principally due to the appreciation of the Argentine peso during the second and third quarters of 2003 as compared to the same periods in 2002 and also due to increased services to corporate customers.

	Three Months Ended September 30,

	2002	% change(1)	2003

	(dollar amounts in thousands)
Broadband and satellite	$42,318	(3.7)%	$40,754
Internet	6,332	(2.1)	6,199
Value added services(2)	3,408	18.3	4,031
Telephony	2,915	66.2	4,844

Total net revenues from services	$54,973	1.6	$55,828

(1)	Percentage increase (decrease) in third quarter of 2003 compared to third quarter of 2002.
(2)	Includes data center services and systems integration and other information technology services.

Revenue Breakdown by Country

Although there are indications that the Argentine economy has begun to emerge from the recession that has affected the country since 1999, it continues to face severe challenges and Impsat Argentina’s financial condition and results of operations continue to be negatively affected by the political and social uncertainty and economic weakness that affect Argentina.

Notwithstanding the above, our net revenues at Impsat Argentina (including intercompany transactions) increased by 16% totaling $15.8 million for the three months ended September 30, 2003 as compared to $13.6 million from the corresponding period of 2002. Our total net revenues from services at Impsat Argentina for the nine-month period ended September 30, 2003 totaled $46.1 million, an increase of $2.4 million or 5.4% compared to the corresponding period in 2002. Revenues of Impsat Argentina accounted for 25% of the total net revenues of the Company.

Impsat Brazil’s total revenues from services (including intercompany transactions) represented 13% of the Company’s total revenues and totaled $8.1 million during the third quarter of 2003, an increase of 2.1% compared to the similar period of 2002. For the nine months ended on September 30, 2003, revenues at Impsat Brazil totaled $23.2 million.

Revenues at Impsat Venezuela equaled $8.7 million and $26.3 million for the third quarter and first nine months of 2003, compared to $7.6 million and $23.2 million for the same periods in 2002.

In Colombia, total revenues from services for the third quarter of 2003 were $13.4 million, compared to $14.2 million for the same quarter in 2002. Impsat Colombia’s revenues represented 22% of total Company revenues for the third quarter of 2003.

Operating Expenses

Operating expenses for the third quarter of 2003 decreased by $10.3 million or 17.1% as compared to the same period in 2002. Total operating expenses for the nine-month period ended September 30, 2003 totaled $161.2 million, a $33.1 million decrease from the same period of the previous year. This decrease results from our continued efforts to streamline our operating expenses, lower depreciation expenses as a result of adjustments in our depreciable assets and despite appreciation of local currencies in Argentina and Brazil.

Direct costs for the third quarter and first nine months of 2003 totaled $27.1 million and $83.5 million, an increase of $0.8 million or 2.9% and a decrease of $4.7 million or 5.3% compared to the same periods in 2002.

Salaries and wages for the three and nine months ended September 30, 2003 totaled $12.0 million and $34.6 million, an increase of $1.1 million or 10.4% and a decrease of $1.9 million or 5.3%, from the same periods in 2002. The decrease in these costs during the nine-month period in 2003 was due, in part, to the effect on such costs of the relative devaluation of local currencies in Brazil, Colombia and Venezuela. The increase in salaries and wages costs for the third quarter of 2003 was principally due to the impact (in U.S. dollar terms) of the relative appreciation of the Argentine peso and the Brazilian real during the third quarter in 2003 as compared to the same quarter in 2002.

Our selling general and administrative expenses (SG&A) totaled $6.3 million and $18.9 million for the three and nine months ended September 30, 2003, decreases of $0.4 million or 6.3% and $3.1 million or 14.2% compared to the same periods in 2002. The decline in our SG&A expenses for the first nine months of 2003 is due principally to a decrease in our publicity and promotion costs, the effect of the period over period relative devaluation of local currencies in Brazil, Colombia and Venezuela against the U.S. dollar, and overall cost control measures undertaken by management.

Depreciation and amortization expenses for the three months and nine months ended September 30, 2003 totaled $10.3 million and $38.5 million. This represents a decrease of $6.4 million or 38.3% and $25.5 million or 39.8% compared to depreciation and amortization for the corresponding periods in 2002. The decrease in depreciation and amortization is primarily due to the reduction in the value of our depreciable fixed asset base in connection with our Chapter 11 reorganization.

Operating expenses also included non-recurring gains on extinguishment of debt of $5.5 million during the nine months ended September 30, 2003 compared to a gain of zero during the same period in 2002. This gain is attributable to our settlement in full of certain of our operating subsidiary vendor financing obligations that were not resolved as part of the restructuring plan.

Effect of Foreign Exchange Losses and Gains

We recorded a net loss on foreign exchange for the three months ended September 30, 2003 of $3.6 million and a net gain on foreign exchange for the nine months ended September 30, 2003 of $27.8 million. The net gain on foreign exchange for the nine months ended September 30, 2003 reflects primarily the effect of the appreciation during the first nine months of 2003 of the Argentine peso and the Brazilian real on the book value of our monetary assets and liabilities in Argentina and Brazil.

Operating Income (Loss) and Net Income (Loss)

For the three and nine months ended September 30, 2003, we recorded operating income of $6.2 million and $7.7 million, compared to operating losses of $5.3 million and $17.2 million for the same periods in 2002.

For the three months ended September 30, 2003 we recorded a net loss of $3.0 million, and for the nine months ended September 30, 2003 we recorded net income of $750.3 million. This compares to net losses of $92.7 million and $236.8 million for the same periods in 2002. Our reduced net losses and increased net income for the periods in 2003 were principally due to the effects of the extraordinary gain on extinguishment of indebtedness pursuant to the restructuring plan, and additional gain on extinguishment of debt.

EBITDA

The Company recorded EBITDA for the third quarter of 2003 totaling $11.1 million. Total EBITDA for the nine months ended September 30, 2003 totaled $32 million, an increase of $1.6 million or 5% as compared to the same period in 2002. EBITDA margin was 20% for the third quarter of 2003 and 19% for the first nine months of 2003. The improvement in EBITDA, compared to the second quarter of 2003, reflects decreases in total direct costs and SG&A expenses.

In light of the current macroeconomic conditions and operating performance, the Company expects total EBITDA for 2003 to be in the range of $36 to $40 million.

Liquidity and Capital Resources

Our total cash, cash equivalents and trading investments at September 30, 2003 totaled $64.6 million. This compares to cash, cash equivalents and trading investments of $59.2 million at September 30, 2002, $55.6 million as of December 31, 2002, and $63.8 million (with zero trading investments) at June 30, 2003.

Operating activities provided $11.2 million of additional cash during the first nine months of 2003 as compared with the same period of 2002. Cash flow provided by operating activities during the first nine months of 2003 accounted for $30.5 million compared to $19.3 million during the corresponding period of 2002.

Non-GAAP Financial Measures

The Company presents EBITDA as a supplemental measure of performance because it believes that EBITDA provides a more complete understanding of our operating performance before the impact of investing and financing transactions. EBITDA and EBITDA margins are among the more significant factors in management’ s evaluation of Company-wide performance. EBITDA can be computed by adding depreciation and amortization to operating income (loss), excluding gains on extinguishment of debt. Reconciliation of EBITDA to Operating Income (Loss) is presented in Appendix I Supplemental Financial Information in this Press Release. EBITDA (earnings before interest, taxes, depreciation, amortization, and non-recurring items) should not be considered as an alternative to any measure of operating results as promulgated under accounting principles generally accepted in the United States such as operating income or net income, nor should it be considered as an indicator of our overall financial performance. EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of results. Moreover, our method for calculating EBITDA may differ from the method utilized by other companies and therefore comparability may be limited.

Impsat Fiber Networks, Inc. is a leading provider of fully integrated broadband data, Internet and voice telecommunications services in Latin America. Impsat operates an extensive pan-Latin American high capacity broadband network in Brazil, Argentina, Chile and Colombia using advanced technologies, including IP/ATM switching, DWDM, and non-zero dispersion fiber optics. The Company has also deployed thirteen facilities to provide hosting services Impsat currently provides services to more than 2,700 national and multinational companies, government entities and wholesale services to carriers, ISPs and other service providers throughout the region. The Company has local operations in Argentina, Colombia, Venezuela, Ecuador, Brazil, the United States, Chile and Peru. Visit us at www.impsat.com.

Statements made in this press release that state Impsat’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements. It is important to note that the company’s actual results could differ materially from those projected in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in the company’s filings with the U.S. Securities and Exchange Commission (SEC). Copies of these filings may be obtained by contacting Impsat or the SEC.

(Tables to Follow)

IMPSAT FIBER NETWORKS

AS OF DECEMBER 31, 2002 (PREDECESSOR COMPANY) AND SPETEMBER 30, 2003 (SUCCESSOR
COMPANY)
(In thousands of U.S. Dollars, except share amounts)
(Unaudited)

	Predecessor	Successor
	Company	Company
	December 31,	September 30,
	2002	2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$32,563	$62,645
Trading investments	23,021	1,932
Trade accounts receivable, net	31,012	34,223
Other receivables	16,674	10,048
Prepaid expenses	2,746	3,299
Assets held for disposal		2,808

Total current assets	106,016	114,955

PROPERTY, PLANT AND EQUIPMENT, Net	403,948	318,970

NON-CURRENT ASSETS:
Investments in common stock	86	387
Other non-current assets	10,633	12,127

Total non-current assets	10,719	12,514

TOTAL	$520,683	$446,439

LIABILITIES AND STOCKHOLDERS’ (DEFICIENCY) EQUITY
LIABILITIES NOT SUBJECT TO COMPROMISE:
CURRENT LIABILITIES:
Accounts payable — trade	$72,860	$44,612
Current portion of long-term debt	281,680	13,153
Accrued and other liabilities	48,446	27,800

Total current liabilities	402,986	85,565
LONG-TERM DEBT, Net	27,592	244,340
OTHER LONG-TERM LIABILITIES	15,280	13,555
DEFERRED REVENUES	69,918

Total liabilities not subject to compromise	515,776	343,460
LIABILITIES SUBJECT TO COMPROMISE	727,522

Total liabilities	1,243,298	343,460

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ (DEFICIENCY) EQUITY:
Common Stock, $0.01 par value; 50,000,000 shares authorized, 10,100,000 shares issued and outstanding in 2003 (including 686,000 shares held in the Common Stock Reserve Pool and 150,000 shares held in the 2003 Stock Incentive Plan)		101
Common Stock, $0.01 par value; 300,000,000 shares authorized, 91,428,570 shares issued and outstanding in 2002	914
Additional paid in capital	537,583	96,331
Common stock reserve pool	—	(6,037)
(Accumulated deficit) retained earnings	(1,276,845)	19,205
Deferred stock-based compensation	(4,530)	(1,320)
Accumulated other comprehensive income (loss)	20,263	(5,301)

Total stockholders’ (deficiency) equity	(722,615)	102,979

TOTAL	$520,683	$446,439

IMPSAT FIBER NETWORKS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002 (PREDECESSOR COMPANY), FOR
THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2003 (SUCCESSOR COMPANY), FOR THE
NINE MONTHS ENDED SEPTEMBER 30, 2002 (PREDECESSOR COMPANY) AND
THE THREE MONTHS ENDED MARCH 31, 2003 (PREDECESSOR COMPANY)
(In thousands of U.S. Dollars, except per share amounts)
(Unaudited)

	Predecessor	Successor	Predecessor	Predecessor	Successor
	Company	Company	Company	Company	Company

				Three	Six Months
			Nine Months	Months	Ended
	Three Months Ended		Ended	Ended	September
	September 30,		September 30,	March 31,	30,

	2002	2003	2002	2003	2003

NET REVENUES:
Broadband and satellite
	$42,318	$40,754	$133,089	$41,382	$82,534
Internet	6,332	6,199	21,459	5,733	11,960
Value added services	3,408	4,031	10,520	4,781	7,883
Telephony	2,915	4,844	11,231	4,106	9,440
Sales of equipment	335	611	763	74	996

Total net revenues	55,308	56,439	177,062	56,076	112,813

COSTS AND EXPENSES:
Direct costs:
Contracted services	3,491	4,218	14,574	4,125	8,744
Other direct costs	5,378	5,902	15,932	4,696	13,770
Leased capacity	17,417	16,757	57,305	17,407	34,315
Cost of equipment sold	67	245	307	48	353

Total direct costs	26,353	27,122	88,118	26,276	57,182
Salaries and wages	10,852	11,983	36,486	10,727	23,825
Selling, general and administrative	6,669	6,249	22,058	5,553	13,375
Gain on extinguishment of debt		(5,460)	(16,367)		(14,253)
Depreciation and amortization	16,706	10,312	63,974	19,216	19,281

Total costs and expenses	60,580	50,206	194,269	61,772	99,410

Operating (loss) income	(5,272)	6,233	(17,207)	(5,696)	13,403

OTHER INCOME (EXPENSES):
Interest income	436	328	1,963	200	690
Interest expense (contractual interest of $36,899 and $114,385 for the three and nine months ended September 30, 2002, respectively, and $21,801 for the three months ended March 31, 2003 (Predecessor))	(13,455)	(4,493)	(86,176)	(1,909)	(10,165)
Net (loss) gain on foreign exchange	(62,621)	(3,611)	(115,052)	9,969	17,834
Reorganization items	(9,297)		(14,989)	726,127
Other (loss) income, net	(2,103)	(894)	(3,808)	2,781	(1,208)

Total other (expenses) income	(87,040)	(8,670)	(218,062)	737,168	7,151

(LOSS) INCOME BEFORE INCOME TAXES	(92,312)	(2,437)	(235,269)	731,472	20,554
PROVISION FOR FOREIGN INCOME TAXES	(407)	(605)	(1,558)	(406)	(1,349)

NET (LOSS) INCOME	$(92,719)	$(3,042)	$(236,827)	$731,066	$19,205

NET (LOSS) INCOME PER COMMON SHARE:
BASIC AND DILUTED	$(1.01)	$(0.30)	$(2.59)	$8.00	$1.91

WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
BASIC AND DILUTED	91,429	10,100	91,429	91,429	10,050

Appendix I

SUPPLEMENTAL FINANCIAL INFORMATION

Reconciliation of EBITDA to Operating Income (Loss)

					Nine
	Three Months Ended				Months
					Ended

	September 30,	March 31,	June 30,	September 30,	September 30,
	2002	2003	2003	2003	2003

EBITDA	$11,434	$13,520	$7,345	$11,085	$31,951
Depreciation and Amortization	$(16,706)	$(19,216)	$(8,969)	$(10,312)	$(38,497)
Gain on Early Extinguishment of Debt	$0	$0	$8,793	$5,460	$14,253
Operating (Loss) Income	$(5,272)	$(5,696)	$7,169	$6,233	$7,707